EXHIBIT 11


KPMG Peat Marwick LLP
Certified Public Accountants
2001 M Street, N.W.
Washington, D.C.  20036
Telephone 202-467-3000
Telex 440477 PMMDCUI
Telecopier 202-223-2199

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
             ---------------------------------------------------

Trustees of the American Federation
  of Labor and Congress of Industrial
  Organizations Housing Investment Trust:

We hereby consent to the use in this Registration Statement No. 2-78066 (Form N-1A, Post-effective Amendment No. 25 under The Securities Act of 1933, and Amendment No. 28 under The Investment Company Act of 1940) of our report included herein dated January 29, 1997, relating to the financial statements of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust for the year ended December 31, 1996, and to the reference to our Firm under the heading "Condensed Financial Information" in the Prospectus and "Auditors" in the Statement of Additional Information.

                                  /s/ KPMG Peat Marwick LLP

Washington, D.C.
April 30, 1997